UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 7, 2017

Tandem Diabetes Care, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36189	20-4327508
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

11045 Roselle Street, San Diego, CA	92121
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (858) 366-6900

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Retirement of Chief Financial Officer

On December 7, 2017, Tandem Diabetes Care, Inc. (the “Company”) announced that John Cajigas, its Executive Vice President, Chief Financial Officer and Treasurer, will retire effective as of December 31, 2017 (the “Separation Date”).

In connection with his retirement, the Company entered into a Retirement and Separation Agreement with Mr. Cajigas on December 7, 2017 (the “Retirement Agreement”). The Retirement Agreement provides that Mr. Cajigas will continue to serve as a full-time employee of the Company through the Separation Date. The Retirement Agreement terminates the Amended and Restated Severance Agreement, dated November 4, 2013, entered into by and between the Company and Mr. Cajigas.

The Retirement Agreement provides that the Company will, among other things, provide Mr. Cajigas with the following: (i) any salary that has accrued but was not paid as of the Separation Date, (ii) payment for any accrued but unused vacation days as of the Separation Date, (iii) a cash severance payment in the aggregate amount of $375,000, of which $150,000 shall be paid on January 5, 2018, and $225,000 of which shall be paid in equal installments in a manner consistent with the Company’s customary payroll schedule commencing on July 6, 2018 and ending on December 31, 2018, in each case minus appropriate withholding and payroll deductions, (iv) continued eligibility for a cash incentive bonus earned with respect to the fiscal year ending December 31, 2017 (any such bonus, the “2017 Cash Bonus”) regardless of his employment status on the actual payment date, (v) a cash payment for group medical insurance coverage in an amount not to exceed $27,700 in the aggregate, which amount shall be paid no later than December 31, 2018, and (vi) a one-time grant of 80,000 unregistered shares of the Company’s common stock. The determination of the actual 2017 Cash Bonus, if any, remains subject to final determination by the Compensation Committee of the Board of Directors (the “Committee”), but in any event will be determined for Mr. Cajigas using the same methodology applied to all of the Company’s executive vice presidents. The 2017 Cash Bonus will be paid to Mr. Cajigas at the same time as bonuses, if any, are paid to the Company’s other executive officers.

In addition, certain stock options previously granted to Mr. Cajigas will become immediately vested in full, and the period during which he shall be permitted to exercise the options shall be extended to December 31, 2019, subject to earlier termination as described in the Retirement Agreement. The remaining outstanding stock options shall continue to be subject to the terms of the applicable stock option plan and the stock option award agreements pursuant to which they were issued.

Mr. Cajigas’ receipt of the aforementioned payments and benefits under the Retirement Agreement is conditioned upon, among other things, (i) the effectiveness of the Retirement Agreement, and (ii) Mr. Cajigas’ continued compliance with the terms of the Retirement Agreement, and any other written agreement between Mr. Cajigas and the Company, including an Employee Proprietary Information Agreement.

The description of the Retirement Agreement does not purport to be complete and is qualified in its entirety by reference to the complete text of the agreement, which will be filed as an exhibit to the Company’s Annual Report on Form 10-K for the year ended December 31, 2017.

Appointment of Chief Financial Officer

On December 7, 2017, the Company announced that Leigh Vosseller, who is currently serving as the Company’s Senior Vice President of Finance, will be appointed as Chief Financial Officer effective as of January 1, 2018.

Ms. Vosseller joined the Company in September 2013 as Vice President of Finance. Prior to that time, she served as vice president and CFO at Genoptix, Inc. (a Novartis company) beginning in 2011, after initially joining the company in 2008. Prior to that she held a senior finance position at Biosite Incorporated where she played a key role in developing the financial and administrative infrastructure for international expansion. Ms. Vosseller is a certified public accountant (inactive) and holds a bachelor’s degree in accounting from Missouri State University.

No changes are being made to Ms. Vosseller’s compensation arrangements with the Company at this time, provided that the Committee may consider appropriate changes in the future.

No Arrangements / No Family Relationships / No Related Party Transactions

There are no arrangements or understandings between Ms. Vosseller and any other person pursuant to which she was selected to serve as Chief Financial Officer. There are no family relationships between Ms. Vosseller and any director, executive officer or person nominated or chosen by the Company to become a director or executive officer. Except for her existing employment relationship with the Company and the compensation arrangements arising in connection therewith, there are no relationships involving Ms. Vosseller that are required to be reported pursuant to Item 404(a) of Regulation S-K.

Issuance of Press Release

On December 7, 2017, the Company issued a press release announcing the retirement of Mr. Cajigas as Executive Vice President, Chief Financial Officer and Treasurer and the anticipated appointment of Ms. Vosseller as Chief Financial Officer. A copy of the press release is attached hereto as Exhibit 99.1. The press release is being furnished with this Current Report and shall not be deemed “filed” for the purposes of Section 18 of the Securities and Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except as expressly set forth by specific reference in such filing.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	Press release, dated December 7, 2017, issued by Tandem Diabetes Care, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Tandem Diabetes Care, Inc.

By:	/s/ David B. Berger
David B. Berger Executive Vice President, General Counsel and Secretary

Date: December 7, 2017